UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 10, 2016, all of the proposals presented by us were approved. The proposals are described in detail in our definitive proxy statement dated April 18, 2016.

Proposal 1

At the meeting, the following directors were elected for a three year term (with the votes as indicated):

	For	Against	Abstain	Broker Non-Votes
Joseph A. Amato	11,752,813	324,131	37,828	3,870,848
Jeffrey A. Gould	11,756,974	320,471	37,327	3,870,848
Matthew J. Gould	11,752,510	321,828	40,433	3,870,848
J. Robert Lovejoy	11,845,414	233,249	36,109	3,870,848

Proposal 2

At the meeting, the proposal to approve the 2016 Incentive Plan was approved (with the votes as indicated):

For	Against	Abstain	Broker Non-Votes
10,626,042	1,375,648	113,080	3,870,850

Proposal 3

At the meeting, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2016 was approved (with the votes as indicated):

For	Against	Abstain
15,804,474	77,021	104,124

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 10, 2016	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer

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